PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact: Scott Rechler, CEO
         Michael Maturo, President and CFO

------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

                 Reckson Announces First Quarter 2006 Results
                 --------------------------------------------

(MELVILLE, NEW YORK, May 3, 2006) - Reckson Associates Realty Corp. (NYSE: RA) today reported diluted funds from operations (FFO) of $47.6 million, or $0.56 per share for the first quarter of 2006 including a $3.6 million, or $0.04 per share charge recognized in connection with Reckson's long-term incentive compensation plan. When adjusted for this charge the Company reported diluted FFO of $51.2 million, or $0.60 per share for the first quarter of 2006. This compares to diluted FFO of $46.4 million, or $0.55 per share for the first quarter of 2005.

Reckson reported net income of $57.7 million, or diluted earnings per share
(EPS) of $0.69 for the first quarter of 2006 including $43.6 million related to gains on sales of real estate and a $3.5 million charge for the aforementioned compensation plan, as compared to $17.4 million, or diluted EPS of $0.21 for the first quarter of 2005.

Commenting on the Company's performance, Scott Rechler, Reckson's Chief Executive Officer, stated, "During this quarter, we further positioned ourselves to capitalize on our strengthening market conditions. We have approximately 1.0 million square feet of premium CBD space scheduled to expire at average rents that are approximately 30% below market; almost 1.0 million square feet of irreplaceable redevelopment and repositioning opportunities; and approximately 650,000 square feet of premier, in-fill development projects. We are well positioned to deliver on these opportunities through the end of 2007."

Michael Maturo, Reckson's President and Chief Financial Officer, added, "Our markets have experienced significant cap rate compression and increased property valuations even as interest rates have continued to rise. We have maintained our investment discipline and capitalized on this environment by accelerating our disposition program. During the past two quarters we have sold or contracted to sell over $1.0 billion of properties or interest in properties including approximately $170.0 million during the first quarter. While these activities are dilutive to earnings in the short term, we believe that they are accretive in the long-term as we strengthen our balance sheet and invest in higher quality properties with more attractive growth prospects and into our robust value creation pipeline."

A reconciliation of net income to FFO is in the financial statements accompanying this press release. Net income is the GAAP measure the Company believes to be the most directly comparable to FFO.

Summary Portfolio Performance
-----------------------------

Occupancy Statistics:

                                              Same Property                                 Overall
                                 -----------------------------------------    ----------------------------------
                                    Quarter End           Economic (1)                    Quarter End
                                 ------------------   --------------------    ----------------------------------
                                 3/31/06   12/31/05     1Q'06      4Q'05      3/31/06       12/31/05     3/31/05
                                 -------   --------   ---------  ---------    -------       --------     -------
Total Occupancy:
   Office                         92.4%      92.4%      91.0%      91.3%      92.3% (2)     92.3% (2)     94.5%

   Portfolio                      91.7%      91.7%      90.2%      90.4%      91.5% (2)     91.5% (2)     93.5%

Based on Pro Rata Ownership:

   Office                         91.2%      91.2%      88.6%      89.9%      91.0% (2)     91.0% (2)     94.2%

   Portfolio                      90.7%      90.7%      88.0%      89.2%      90.5% (2)     90.1% (2)     93.1%

(1) Economic occupancy calculated based on weighted average space generating rental revenue on a straight line basis.
(2) Includes Eastridge portfolio acquired on December 29, 2005.

Office same property net operating income (property operating revenues less property operating expenses) (NOI), on a pro rata ownership basis, before termination fees, for the first quarter of 2006 increased 1.3% (on a straight-line rent basis) and 1.6% (on a cash basis) compared to the first quarter of 2005. Excluding the effect of the 1185 Avenue of the Americas ground rent expense office same property NOI, on a pro rata ownership basis, before termination fees, for the first quarter of 2006 increased 5.2% (on a cash basis) compared to the first quarter of 2005. Portfolio same property NOI, on a pro rata ownership basis, before termination fees, for the first quarter of 2006 increased 2.0% (on a straight-line rent basis) and 2.2% (on a cash basis) compared to the first quarter of 2005.

Office same property NOI, on an overall basis, before termination fees, for the first quarter of 2006 increased 2.3% (on a straight-line rent basis) and 2.1% (on a cash basis) compared to the first quarter of 2005. Portfolio same property NOI, on an overall basis, before termination fees, for the first quarter of 2006 increased 2.9% (on a straight-line rent basis) and 2.6% (on a cash basis) compared to the first quarter of 2005.

Other Highlights
----------------

Leasing Activity
----------------

      - Executed 57 lease transactions encompassing 370,876 square feet during the first quarter of 2006

      - Office leasing transactions executed during the first quarter of 2006 resulted in a 57% renewal rate

      - Rent performance on renewal and replacement space, on a consolidated basis, during the first quarter of 2006 increased 8.8% (on a straight-line rent basis) and 1.2% (on a cash basis) in the office portfolio. Rent performance on renewal and replacement space, on a consolidated basis, for the 12 months ended March 31, 2006 increased 13.2% (on a straight-line rent basis) and 2.0% (on a cash basis) in the office portfolio.

Disposition Activity
--------------------

      - Sold One Orlando Center, a 355,000 square foot office building, located at 800 North Magnolia Avenue, Orlando, Florida, for $70.0 million, or approximately $197 per square foot, representing a cash NOI yield of approximately 5.3%. This non-strategic operating asset is located outside of Reckson's core New York Tri-State area markets. Reckson reported a GAAP gain of approximately $9.3 million on the sale. Net proceeds from the sale were used to establish an escrow account with a qualified intermediary for a future Section 1031 Exchange.

      - Sold Three Gannett Drive, a 161,000 square foot office building, located in Westchester, for $35.3 million, or approximately $219 per square foot, representing a cash NOI yield of approximately 5.7%. This non-core real estate holding was acquired in December 2005 as part of Reckson's acquisition of a 14 building office portfolio concentrated within five business parks in Westchester.

      - Closed tranche II of the Australian listed property trust transaction with Reckson New York Property Trust (the Trust) (ASX:
            RNY), a Reckson-sponsored Australian listed property trust. In the tranche II closing, Reckson sold three suburban core plus properties containing approximately 760,000 square feet for approximately $84.6 million, including the assignment of approximately $20.1 million of mortgage debt. In connection with the closing of tranche II, approximately $25.1 million of the net proceeds were used to establish an escrow account with a qualified intermediary for a future Section 1031 Exchange.

      - Sold Reckson's option to acquire the existing minority partner's 40% interest in the Omni property, a 96% leased office property located in Mitchel Field, Uniondale, Long Island, for net proceeds of approximately $9.0 million to a group of institutional investors led by JPMorgan Investment Management, Reckson's joint venture partner in One Court Square, Long Island City and 919 Third Avenue, New York City. In connection with this transaction, the original minority partner repaid to Reckson approximately $22.1 million, including accrued interest, under a 12.0% per annum, $17.0 million note receivable investment which was secured by their interest in the Omni.

Development Activity
--------------------

      - Lighthouse Development Group, LLC, a joint venture between Reckson and the owner of the New York Islanders (NHL) and NY Dragons
            (AFL), was selected by the Nassau County Executive for the redevelopment of the Nassau County Coliseum complex.

Capital Market Activity
-----------------------

      - Completed an offering of $275 million of ten-year 6.00% senior unsecured notes due March 31, 2016. Interest on the notes is payable semi-annually on May 15 and November 15, commencing May 15, 2006. The notes were priced at 99.857% of par value to yield 6.02%.

Management Appointments
-----------------------

      - Announced management appointments and several promotions from within the Company's talented management team.

            o Michael Maturo has been appointed President of the Company, in addition to his current role as Chief Financial Officer and Treasurer and has joined the Company's board of directors; Jason Barnett has been appointed Senior Executive Vice President Corporate Initiatives in addition to his role as General Counsel and Secretary; Richard Conniff will now serve as Chairman of the Investment Committee in addition to his current role of Corporate Senior Vice President Investments. In addition to continuing their current roles, Todd Rechler, Corporate Senior Vice President and Managing Director, New Jersey, and Matthew Frank, Senior Vice President Development and Design, will now also serve as Co-Chairman of the Development Committee, better positioning Reckson for its anticipated increase in development activity.

            o Frank Adipietro has joined the Company as Senior Vice President Joint Ventures and Alternative Investments. Mr. Adipietro will be responsible for sourcing, underwriting and closing joint venture and alternative investments including structured finance and preferred equity investments, ground-up developments, core plus investments with joint venture capitalization and special projects; underwriting and closing disposition transactions; maintaining relationships with the Reckson's joint venture partners; and the internal integration of joint venture and alternative investments. Mr. Adipietro brings nearly 20 years of real estate related experience to his new Reckson position.

            o David Sims has joined Reckson as Senior Vice President and Managing Director of the Westchester/Connecticut division. Mr. Sims joins Reckson with over 35 years of real estate industry experience with the majority of his career spent at several real estate companies including Olympia and York, Mendik Realty Company, Vornado and most recently CB Richard Ellis.

            - Reckson will be launching a fully redesigned web site on May 15, 2006 at which time you can visit the new site at www.reckson.com.

Earnings Guidance
-----------------

During the Company's quarterly earnings conference call on May 4, 2006 management will discuss earnings guidance for 2006 diluted FFO in the range of $2.36 to $2.40 per share and 2007 diluted FFO in the range of $2.60 to $2.80 per share.

2006 guidance reflects(1):

      - Accelerated disposition program and slower re-investment activities

      - Delay in investing or repaying debt with 1031 proceeds currently held by a qualified intermediary

      - Deferral of forecast to repatriate approximately $50 million of funds from RSVP until the end of 2006

      - Higher general and administrative costs associated with expansion of management personnel, increase in salaries and increase in equity compensation cost

      - $275 million bond transaction which was upsized and completed earlier than anticipated

      - Forecasts for additional downtime as the Company is experiencing longer build out periods on executed leases and slower lease-up of an abnormally high inventory of small suburban units

2007 results will benefit from the execution of the Company's leasing strategy and active value creation pipeline.(1)

(1) This guidance does not include contingent and undetermined impact of the special outperformance long-term incentive plan which vests on March 13, 2007 subject to achieving certain performance criteria.

Reconciliation of Earnings Guidance
-----------------------------------

The Company's guidance for diluted FFO is reconciled from GAAP net income below:

                                                    Full Year 2006      Full Year 2007
                                                    --------------      --------------
                                                   Low End  High End   Low End   High End
                                                   -------  --------   -------   --------
Net income                                          $1.69     $1.73     $0.98     $1.18

Add: Real estate depreciation and amortization       1.62      1.62      1.62      1.62
Less: Gains on sales of depreciable real estate      0.95      0.95      0.00      0.00

                                                   -------  --------   -------   --------
Diluted FFO Per Share                               $2.36     $2.40     $2.60     $2.80
                                                   =======  ========   =======   ========

This guidance is based upon management's current estimates. Actual results may differ materially. This information involves forward-looking statements which are subject to uncertainties noted below in the section titled Forward-Looking Statements.

Non-GAAP Financial Measures
---------------------------

Funds from Operations (FFO)
---------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on properties located in New York City and the surrounding Tri-State area markets. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, and wholly owns, has substantial interests in, or has under contract, a total of 102 properties comprised of approximately 20.2 million square feet. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by Chief Executive Officer Scott Rechler, will host a conference call outlining first quarter results on May 4, 2006 at 12:00 p.m. ET. The conference call may be accessed by dialing (800) 230-1766 (internationally (612) 288-0318). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's first quarter results.

A replay of the conference call will be available telephonically from May 4, 2006 at 5:30 p.m. ET through May 12, 2006 at 11:59 p.m. ET. The telephone number for the replay is (800) 475-6701, passcode 824253. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's first quarter 2006 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected.
Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                   Reckson Associates Realty Corp.(NYSE: RA)
                          Consolidated Balance Sheets
                     (in thousands, except share amounts)



                                                                                    March 31,      December 31,
                                                                                      2006              2005
                                                                                 ------------      ------------
Assets:
Commercial real estate properties, at cost:
  Land                                                                           $    428,354      $    430,064
  Buildings and improvements                                                        2,885,208         2,823,020
Developments in progress:
  Land                                                                                126,016           123,761
Development costs                                                                     116,088            99,570
Furniture, fixtures, and equipment                                                     12,942            12,738
                                                                                 ------------      ------------
                                                                                    3,568,608         3,489,153
Less: accumulated depreciation                                                       (559,727)         (532,152)
                                                                                 ------------      ------------
Investments in real estate, net of accumulated depreciation                         3,008,881         2,957,001

Properties and related assets held for sale, net of accumulated depreciation           67,251           194,297
Investments in real estate joint ventures                                              46,724            61,526
Investments in mortgage notes and notes receivable                                    169,025           174,612
Investments in affiliate loans and joint ventures                                      60,181            59,324
Cash and cash equivalents                                                              42,635            17,468
Tenant receivables                                                                     16,281            20,196
Deferred rents receivable                                                             144,419           138,990
Prepaid expenses and other assets                                                     179,787           109,197
Contract and land deposits and pre-acquisition costs                                      313               184
Deferred leasing and loan costs (net of accumulated amortization)                      83,063            78,411
                                                                                 ------------      ------------
          Total Assets                                                           $  3,818,560      $  3,811,206
                                                                                 ============      ============


Liabilities:
Mortgage notes payable                                                           $    466,682      $    541,382
Unsecured credit facility                                                             180,000           419,000
Senior unsecured notes                                                              1,254,808           980,085
Mortgage notes payable and other liabilities associated with
  properties held for sale                                                             63,955            84,572
Accrued expenses and other liabilities                                                114,916           120,994
Deferred revenues and tenant security deposits                                         73,301            75,903
Dividends and distributions payable                                                    36,476            36,398
                                                                                 ------------      ------------
          Total Liabilities                                                         2,190,138         2,258,334
                                                                                 ------------      ------------

Minority partners' interests in consolidated partnerships                             263,663           217,705
Preferred unit interest in the operating partnership                                    1,200             1,200
Limited partners' minority interest in the operating partnership                       35,663            33,498
                                                                                 ------------      ------------
                                                                                      300,526           252,403
                                                                                 ------------      ------------

Commitments and contingencies                                                               -                 -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized                               -                 -
Common Stock, $.01 par value, 200,000,000 shares authorized
  83,196,326 and 82,995,931 shares issued and outstanding, respectively                   832               830
Accumulated other comprehensive income                                                  2,269             1,819
Treasury Stock, 3,318,600 shares                                                      (68,492)          (68,492)
Retained earnings                                                                      79,241            56,868
Additional paid in capital                                                          1,314,046         1,309,444
                                                                                 ------------      ------------
          Total Stockholders' Equity                                                1,327,896         1,300,469
                                                                                 ------------      ------------
          Total Liabilities and Stockholders' Equity                             $  3,818,560      $  3,811,206
                                                                                 ============      ============
Total debt to market capitalization (a):                                                 34.0%             40.1%
                                                                                 ============      ============


-----------------------
    (a)  Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.


                  Reckson Associates Realty Corp. (NYSE: RA)
                       Consolidated Statements of Income
                     (in thousands, except share amounts)


                                                                            Three Months Ended
                                                                                 March 31,
                                                                         -----------------------
                                                                              2006          2005
                                                                         -----------------------
Property Operating Revenues:
    Base rents                                                          $  116,085  $    112,410
    Tenant escalations and reimbursements                                   19,068        17,778
                                                                         -----------------------
      Total property operating revenues                                    135,153       130,188
                                                                         -----------------------

Property Operating Expenses:
    Operating expenses                                                      35,984        31,406
    Real estate taxes                                                       24,251        21,334
                                                                         -----------------------
      Total property operating expenses                                     60,235        52,740
                                                                         -----------------------

Net Operating Income                                                        74,918        77,448
                                                                         -----------------------

Gross Margin percentage                                                      55.4%         59.5%
                                                                         -----------------------

Other Income:
    Gains on sale of real estate                                            35,393             -
    Interest income on mortgage notes and notes receivable                   5,499         2,447
    Interest, investment income and other                                   12,077           682
    Equity in earnings of real estate joint ventures                           396           151
                                                                         -----------------------
      Total other income                                                    53,365         3,280
                                                                         -----------------------

Other Expenses:
    Interest:
      Expense                                                               27,989        23,566
      Amortization of deferred financing costs                               1,122           991
      Depreciation and amortization                                         32,836        28,419
      Marketing, general and administrative                                  9,482         7,995
      Long-term incentive compensation expense                               3,623             -
                                                                         -----------------------
         Total other expenses                                               75,052        60,971
                                                                         -----------------------

Income from continuing operations before minority interests and
  discontinued operations                                                   53,231        19,757

Minority partners' interests in consolidated partnerships                  (4,096)       (3,779)
Limited partners' minority interest in the operating partnership           (1,549)         (692)
                                                                         -----------------------

Income before discontinued operations                                       47,586        15,286
Discontinued operations, net of minority interests:
      Gains on sales of real estate                                          9,286             -
      Income from discontinued operations                                      870         2,070
                                                                         -----------------------
Net income                                                              $   57,742  $     17,356
                                                                         =======================

Basic net income per weighted average common share:
    Common stock - income from continuing operations                    $     0.17  $       0.18
    Gains on sales of real estate                                             0.41             -
    Discontinued operations                                                   0.12          0.03
                                                                         -----------------------
    Basic net income per common shares                                  $     0.70  $       0.21
                                                                         =======================

Basic weighted average common shares outstanding                         83,068,000  81,100,000
                                                                         =======================

Diluted net income per weighted average common share                    $    0.69   $       0.21
                                                                         =======================


Diluted weighted average common shares outstanding                       83,584,000  81,521,000
                                                                         =======================

                  Reckson Associates Realty Corp. (NYSE: RA)
                             Funds From Operations
                   (in thousands, except per share amounts)


                                                                           Three Months Ended
                                                                                March 31,
                                                                     --------------------------
                                                                          2006           2005
                                                                     --------------------------
Net income                                                            $ 57,742      $  17,356
 Add:     Real estate depreciation and amortization                     32,151         27,313
          Minority partners' interests in consolidated partnerships      7,234          6,712
          Limited partners' minority interest in the operating
          partnership                                                    1,440            697

 Less:    Amounts distributable to minority partners in
          consolidated partnerships                                      6,345          5,724
          Gains on sales of depreciable real estate                     44,669              -
                                                                     --------------------------
Basic and Diluted Funds From Operations ("FFO")                       $ 47,553      $  46,354
                                                                     ==========================

Diluted FFO calculations:
          Weighted average common shares outstanding                    83,068         81,100
          Weighted average units of limited partnership interest
          outstanding                                                    2,026          3,213

                                                                     --------------------------
          Basic weighted average common shares and units outstanding    85,094         84,313

          Adjustments for dilutive FFO weighted average shares and units outstanding:

          Common stock equivalents                                         516            421
          Limited partners' preferred interest                              41             41
                                                                     --------------------------
Total diluted weighted average shares and units outstanding             85,651         84,775
                                                                     ==========================

Diluted FFO per weighted average share or unit                        $   0.56      $    0.55
Diluted weighted average dividends per share                          $   0.42      $    0.42
Diluted FFO payout ratio                                                 76.5%          77.7%

FFO Data excluding non recurring charges:

   Diluted FFO per weighted average share or unit                     $   0.60      $    0.55
   Diluted weighted average dividends per share                       $   0.42      $    0.42
   Diluted FFO payout ratio                                              71.1%          77.7%

----------------------------------------------------------------------------------------------

                  Reckson Associates Realty Corp. (NYSE: RA)
                        Cash Available for Distribution
                   (in thousands, except per share amounts)


                                                                           Three Months Ended
                                                                                March 31,
                                                                     --------------------------
                                                                          2006           2005
                                                                     --------------------------

Basic Funds From Operations                                           $ 47,553      $  46,354

Less:     Straight line rents and other FAS 141 non-cash rent
          adjustments                                                    8,079          7,926
          Committed non-incremental capitalized tenant
          improvements and leasing costs                                 7,150         10,769
          Actual non-incremental capitalized improvements                2,185          3,015

Add:      Amortization of equity grants (a)                              5,615          1,486
                                                                     --------------------------
Basic and Diluted Cash Available for Distribution ("CAD")             $ 35,754      $  26,130
                                                                     ==========================

Diluted CAD calculations:
          Weighted average common shares outstanding                    83,068         81,100
          Weighted average units of limited partnership interest
          outstanding                                                    2,026          3,213
                                                                     --------------------------
          Basic weighted average common shares and units outstanding    85,094         84,313

          Adjustments for dilutive CAD weighted average shares and units outstanding:

          Common stock equivalents                                         516            421
          Limited partners' preferred interest                              41             41
                                                                     --------------------------
Total diluted weighted average shares and units outstanding             85,651         84,775
                                                                     ==========================

Diluted CAD per weighted average share or unit                        $   0.42      $    0.31
Diluted weighted average dividends per share                          $   0.42      $    0.42
Diluted CAD payout ratio                                                101.8%         137.8%

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(a)- Includes estimated charge of $3.6 million related to a long-term incentive compensation plan for the quarterly period ended March 31, 2006.

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